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                                                                  EXHIBIT-10.6.1


                         MANAGEMENT SERVICES AGREEMENT
                         ----------------------------

     This MANAGEMENT SERVICES AGREEMENT ("Agreement") is made effective as of November 20, 2000 ("Effective Date") by and between:

Seagate Software Information Management Group Holdings, Inc., a Delaware corporation with its office located at 920 Disc Drive, Scotts Valley, CA 95066 ("Company"); and

Seagate Technology (US) Holdings, Inc., a Delaware corporation with its office located at 920 Disc Drive, Scotts Valley, CA 95066 ("Provider"),

in reference to the following facts:

A. Company wishes to engage Provider to perform certain management services that will benefit Company's business;

B. Provider is willing and able to perform such services for Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

Article 1 - Engagement of Provider
----------------------------------

    1.1 Engagement. Company hereby engages Provider, and Provider hereby agrees,
        ----------
to provide those executive management services required by Company for the effective operation of its business which Company may reasonably request from time to time.

     1.2     Relationship of the Parties. Provider will act as an independent
             ---------------------------
             contractor under the terms of this Agreement and not as a legal representative of Company for any purpose whatsoever. Nothing in this Agreement shall be construed to (a) give either party the power to direct or control the daily activities of the other party, or (b) constitute the parties as principal and agent, employer and employee, franchisor and franchisee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking. Provider has no right or authority to enter into any contract or to assume or create any obligation of any kind, express or implied, on behalf of Company.

Article 2 - Representations and Warranties of Provider
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          Provider hereby represents and warrants that (a) it has qualified personnel, appropriate facilities and adequate resources to discharge the services covered by this Agreement in a timely and efficient manner, and
     (b) it has the administrative and business experience and expertise required to perform such services in a competent and professional manner.

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Article 3 - Report of Services
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     3.1  Costs of Performing Services. Within thirty (30) calendar days after
          ----------------------------
the end of each quarter in which this Agreement is in effect, Provider shall furnish Company with a written report (a) summarizing all services performed by Provider pursuant to this Agreement, (b) detailing Provider's direct and indirect costs attributable to such services other than those expenses reimbursable under Article 4.2 ("Costs") as calculated by a methodology agreed upon by the parties, and (c) detailing Provider's expenses reimbursable under
Article 4.2.

     3.2  Reasonableness of Expenses. All costs and expenses reported by
          --------------------------
Provider pursuant to this Agreement shall be reasonable and necessary costs and expenses incurred by Provider in the performance of services under this Agreement.

Article 4 - Consideration
-------------------------

     4.1  Calculation of Fee. In consideration for the services performed by
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Provider under this Agreement, Company shall pay Provider a fee equal to its
Costs ("Service Fees").

     4.2  Reimbursement of Taxes. In addition to Service Fees, Company shall
          ----------------------
reimburse Provider for all non-recoverable federal, state, local, and other taxes (including net worth, property or similar taxes assessable on or with respect to the services, but excluding taxes on the net income of Provider) paid by Provider in the performance of services under this Agreement ("Reimbursements").

     4.3  Payments. Service Fees and Reimbursements payable by Company to
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Provider under Articles 4.1 and 4.2 shall be paid within thirty (30) calendar days after receipt of Provider's written report under Article 3.1.

Article 5 - Records
-------------------

     At all times during the term of this Agreement, Provider shall maintain full, complete and accurate books of account and records with regard to its activities under this Agreement. Upon reasonable notice, Company shall have the right to review, during normal business hours, Provider's books and records in order that Company, at its expense, may verify compliance by Provider with its obligations under this Agreement.

Article 6 - Non-Disclosure of Confidential Information
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     6.1  Definition of Confidential Information. "Confidential Information"
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shall mean all data and information of a confidential nature, including know-how and trade secrets, relating to the business, the affairs, the products and any development projects or other products or services of Company. Confidential Information may be communicated orally, in writing or in any other recorded or tangible form. Data and information shall be considered to be Confidential Information if (a) Company has marked them as such, (b) Company, orally or in writing,

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has advised Provider of their confidential nature, or (c) due to their character or nature, a reasonable person in a like position and under like circumstances as Provider would treat them as secret and confidential.

     6.2  Non-Disclosure Obligations. During the term of this Agreement, Company
          --------------------------
will disclose certain Confidential Information to Provider solely to permit Provider to perform its obligations under this Agreement. Without the prior written authorization of Company, Provider shall not use or copy any Confidential Information for any purpose other than as authorized by this Agreement, and shall not transfer or disclose any Confidential Information to any third party. Provider shall take all steps necessary or appropriate to protect Confidential Information against unauthorized disclosure or use. Provider shall immediately notify Company of any unauthorized disclosure or use of any Confidential Information that comes to Provider's attention, and shall take all action that Company reasonably requests to prevent any further unauthorized use or disclosure thereof.

     6.3  Ownership of Materials. Provider expressly acknowledges and agrees
          ----------------------
that all files, lists, records, documents, drawings, specifications and computer programs which incorporate, embody, or refer to all or a portion of the Confidential Information shall remain the sole property of Company. Such materials shall be promptly returned or delivered (a) upon Company's reasonable request, or (b) in accordance with Article 8.1 of this Agreement upon termination of this Agreement, whichever is earlier.

     6.4  Exceptions. The obligations set forth in this Article 6 shall not
          ----------
apply to the extent, but only to the extent, that any Confidential Information
(a) is already known to Provider, (b) becomes generally available to the public through no fault of Provider, (c) is or has been disclosed to Provider, directly or indirectly, by any Person that is under no obligation of nondisclosure to Company or an affiliate of Company, or (d) is required to be disclosed under any applicable law, rule, regulation or governmental order.

Article 7 - Term and Termination
--------------------------------

     7.1  Term and Renewal. This Agreement shall commence on the Effective Date
          ----------------
and shall continue for a period of three (3) years thereafter, unless earlier terminated as provided in Articles 7.2 or 7.3 below. After this initial term, the Agreement shall be automatically renewed for successive one (1) year periods, unless either party gives written notice of non-renewal at least ninety
(90) calendar days before any renewal date.

     7.2  Termination. This Agreement may be terminated by either party, with or
          -----------
without cause, upon thirty (30) days prior written notice of termination to the other party at any time. This Agreement may also be terminated by written notice of termination, effective on the date such notice is received, after the occurrence of any of the following events:

          (a) Any breach of Provider's obligations under Article 6 of this Agreement;

          (b) To the extent permitted by applicable law, upon the insolvency or bankruptcy of either party, the inability of either party to pay its debts as they fall due or upon the appointment of a trustee or receiver or the

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               equivalent for either party, or upon the institution of
               proceedings against either party relating to dissolution, liquidation, winding up, bankruptcy, insolvency or the relief of creditors, if such proceedings are not terminated or discharged within thirty (30) calendar days.

     7.3  Termination for Breach. If either party shall commit any breach or be
          ----------------------
in default of its duties or obligations under this Agreement, other than those set forth in Article 7.2(a) above, the non-breaching party shall give to the breaching party written notice of such breach or default and shall request that such breach or default be cured. If the breaching party fails to cure such breach or default within thirty (30) calendar days of the date of the notice of breach or default, the non-breaching party may terminate this Agreement immediately by giving written notice of termination to the breaching party.

Article 8 - Rights and Obligations Upon Termination
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     8.1  Payment of Fees. Upon termination of this Agreement, Provider shall
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submit to Company, within thirty (30) calendar days of such termination, a written report of all Service Fees and Reimbursements owed prior to the termination date, as prepared in accordance with Article 3 of this Agreement. Except in the case of breach by Provider, Company shall pay all such services Fees and Reimbursements within thirty (30) calendar days after receipt of such written report. Immediately upon termination, Provider shall return all documents and other materials which contain or embody any Confidential Information.

     8.2  Cessation of Rights. Upon termination of this Agreement for any reason
          -------------------
whatsoever, all rights and obligations of the parties under this Agreement shall cease; provided, however, that termination of this Agreement shall not relieve the parties hereto of any obligations accrued prior to said termination, including but not limited to, Company's obligation to pay Provider the Service Fees and Reimbursements payable under this Agreement.

     8.3  Survival of Non-Disclosure Obligation. Notwithstanding the termination
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of this Agreement, Provider shall continue to abide by the terms of its non-
disclosure obligations with respect to Confidential Information under Article 6 of this Agreement.

     8.4  Waiver of Termination Compensation. To the extent permitted by law,
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Company shall not be liable for, and Provider hereby waives all rights to, any termination compensation and all claims of any kind or character whatsoever, to which Provider may be entitled solely by virtue of termination.

Article 9 - Compliance with Applicable Laws
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  Provider shall at all times strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement. Provider further agrees to make, obtain, and maintain in force at all times during the term of this agreement, filings, registrations, reports, licenses, permits and authorizations (collectively

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"Authorizations") required under applicable law, regulation or order in order for Provider to perform its obligations under this Agreement. Company shall provide Provider with such assistance as Provider may reasonably request in making or obtaining any such Authorizations.

Article 10 - General Provisions
-------------------------------

     10.1  Waivers. The failure of either party to assert any of its rights
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under this Agreement shall not be deemed to constitute a waiver of that party's right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     10.2  Assignments. This Agreement is entered into by Company in reliance
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upon the personnel and expertise of Provider, and Provider shall not assign any of its rights or delegate the performance of any of its duties, under this Agreement without the express written prior consent of Company.

     10.3  Notices. All notices, reports, and other communications between the
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parties pursuant to this Agreement shall be sent by means that are mutually acceptable to both parties, including by facsimile or electronic mail. Each such notice, report, or other communication shall be effective when received.

     10.4  Governing Law. This Agreement, and any disputes arising out of or in
           -------------
connection with this Agreement, shall be governed by and construed in accordance with the laws of California, excluding its rules governing conflicts of laws.

     10.5  Jurisdiction. All disputes arising out of or in connection with this
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Agreement shall be submitted to the courts located within California, which shall have exclusive jurisdiction to adjudicate such disputes. Provider hereby expressly consents to the exercise of personal jurisdiction by such courts.

     10.6  Headings. The subject headings of this Agreement are included for
           --------
purposes of convenience only and shall not affect the construction or interpretation of any provision of this Agreement.

     10.7  Counterparts. This Agreement may be executed in several duplicates,
           ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8  Entire Agreement and Amendments. This Agreement constitutes the
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entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing and signed by authorized representatives of each party.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


Seagate Software Information Management        Seagate Technology (US) Holdings, Inc.
Group Holdings, Inc.
By:           /s/ Susan J. Wolfe               By:         /s/  William L. Hudson
Name:         Susan J. Wolfe                   Name:       William L. Hudson
Title:        V.P., General Counsel            Title:      Secretary

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